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Date: For Release: Contacts:	October 2, 2006 Upon Receipt Media	Investors

	Shannon Lapierre 860-547-5624 shannon.lapierre@thehartford.com	Kim Johnson 860-547-6781 kimberly.johnson@thehartford.com

The Hartford Announces Pricing Terms for Exchange Offers

HARTFORD, Conn. – The Hartford Financial Services Group, Inc. (NYSE: HIG) announced today the pricing terms for The Hartford’s new series of 6.10% senior notes due 2041 (the “new HFSG notes”) which are to be issued in exchange for Hartford Life, Inc. 7.65% debentures due 2027 and 7.375% senior notes due 2031 (collectively, the “HLI notes”).

The interest rate on the new HFSG notes will be 6.10 percent. The yield to maturity on the new HFSG notes will be 6.106 percent and the issue price of the new HFSG notes will be $999.16, which has been determined by reference to the bid-side yield on the designated benchmark security as of the pricing time, which was 4.756 percent.

The total exchange prices for the HLI notes has been determined by reference to the bid side yield on the designated benchmark security plus a fixed spread of 102 basis points for the 7.65% debentures and 105 basis points for the 7.375% notes. The total exchange price for each $1,000 principal amount of the 7.65% debentures validly tendered and accepted by The Hartford will be $1,224.38, consisting of $1,000 principal amount of new HFSG notes and $225.22 in cash. The total exchange price for each $1,000 principal amount of the 7.375% notes validly tendered and accepted by The Hartford will be $1,203.24, consisting of $1,000 principal amount of new HFSG notes and $204.08 in cash. Holders who exchange their 7.65% debentures and 7.375% notes will also receive accrued interest on the HLI notes to the settlement date, or $24.44 and $7.99, respectively, per $1,000 principal amount of the HLI notes exchanged.

Holders who tendered their HLI notes after 5:00 p.m., EDT, on September 19, 2006 (the “early consent date”), will receive, for each $1,000 principal amount of such notes validly tendered, the applicable total exchange price described above less the early participation payment of $30.

As of 5:00 p.m., EDT, today, $101,087,000 of the outstanding principal amount of the 7.65% debentures and $307,620,000 of the outstanding principal amount of the 7.375% notes had been validly tendered in the exchange offers. The exchange offers will expire at 12 midnight, EDT, on October 4, 2006, unless extended.

Credit Suisse Securities (USA) LLC ((212) 538-4807 or (800) 820-1653) is serving as the coordinating dealer manager and Citigroup Global Markets Inc. ((212) 723-6106 or (800) 558-3745) and Deutsche Bank Securities Inc. ((212) 250-2955 or (866) 627-0391) are serving as dealer managers in connection with the exchange offers. Global Bondholder Services Corporation is serving as the information agent and exchange agent in connection with the exchange offers. The exchange offers are being made pursuant to a Prospectus and Consent Solicitation Statement dated September 5, 2006, copies of which may be obtained from the Securities and Exchange Commission’s Internet site at www.sec.gov. A written prospectus meeting the requirements of Section 10 of the Securities Act of 1933 relating to the exchange offers may also be obtained from the information agent, Global Bondholders Services Corporation, at (212) 430-3774 or (866) 389-1500.

The Hartford, a Fortune 100 company, is one of the nation’s largest financial services and insurance companies, with 2005 revenues of $27.1 billion. The Hartford is a leading provider of investment products, life insurance and group benefits; automobile and homeowners products; and business property and casualty insurance. International operations are located in Japan, Brazil and the United Kingdom.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The exchange offers and consent solicitation is being made solely by the prospectus and consent solicitation statement and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.
HIG — F

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Some of the statements in this release may be considered forward-looking statements. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include, without limitation, those discussed in our Quarterly Reports on Form 10-Q, our 2005 Annual Report on Form 10-K and the other filings we make with the Securities and Exchange Commission. We assume no obligation to update this release, which speaks as of the date issued.